UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 28, 2005

INSITUFORM TECHNOLOGIES, INC.
(Exact name of Company as specified in its charter)

Delaware	0-10786	13-3032158
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

702 Spirit 40 Park Drive
Chesterfield, Missouri		63005
(Address of principal executive offices)		(Zip Code)

(636) 530-8000
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 3, 2006, Insituform Technologies, Inc. issued a press release announcing that Chief Financial Officer Christian G. Farman had resigned, effective December 28, 2005, to pursue other professional opportunities. A copy of that press release is filed as an exhibit to this report and is incorporated herein by reference.

Prior to his resignation, Mr. Farman served as the Company’s principal financial officer and principal accounting officer. Effective December 28, 2005, David A. Martin, the corporate controller, assumed the responsibilities of the Company’s principal accounting officer. Mr. Martin, age 38, has served as corporate controller since January 2004, after having served as controller of the Company’s European operations since May 2001. From 1998 to May 2001, Mr. Martin served as Director of Financial Reporting and Analysis for the Company. Mr. Martin has no employment agreement with the Company.

Item 9.01    Financial Statements and Exhibits.

          (c) The following exhibit is filed as part of this report:

Exhibit Number	Description

99.1	Press Release dated January 3, 2006, issued by Insituform Technologies, Inc.

*  *  *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSITUFORM TECHNOLOGIES, INC.

By: /s/ David F. Morris
       David F. Morris
       Vice President, General Counsel and Secretary

Date: January 3, 2006

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 6.01 of Regulation S-K.

Exhibit	Description

99.1	Press Release of Insituform Technologies, Inc., dated January 3, 2006.